UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2018

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 Bering Drive, Suite #510
Houston, TX 77057
(Address of principal executive office, including zip code)

(817) 585-9001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2018, the Board of Directors of Lilis Energy, Inc. (“Lilis” or the “Company”) named Joseph C. Daches as the Company’s President, effective immediately. Mr. Daches will continue to serve as the Company’s Chief Financial Officer and Treasurer, and his administrative duties and direct reports will remain the same

Mr. Daches joined Lilis on January 23, 2017, as Executive Vice President, Chief Financial Officer and Treasurer.  Prior to such time, the Company engaged Mr. Daches as a Senior Advisor to the Board of Directors of the Company commencing on December 15, 2016. Since joining the Company, Mr. Daches has been instrumental in building and managing the financial and accounting departments of the Company, securing over $300 million in various forms of financing, negotiating the agreements for the construction and management of infrastructure systems across the Company’s properties and establishing significant capital market relationships to further enhance the Company’s strategic growth objectives.

Mr. Daches, age 51, is a seasoned energy sector executive with over 25 years of experience and expertise directing strategy and growth for small and mid-cap oil and gas companies.  Mr. Daches has guided multiple E&P companies through financial strategies, capital raises, and private and public offerings. He has also developed, negotiated and implemented various midstream and infrastructure solutions for multiple oil and gas companies.  Prior to joining Lilis, Mr. Daches held executive roles in multiple upstream and midstream companies, including serving as the Chief Financial Officer and Senior Vice President of Magnum Hunter Resources Corp. (“MHR”) from July 2013 to June 2016, where he finished his tenure by successfully guiding MHR through a restructuring, and upon emergence was appointed Co-CEO by MHR’s new board of directors until his departure. Mr. Daches holds a Bachelor of Science in Accounting from Wilkes University in Pennsylvania, and he is a certified public accountant in good standing with the Texas State Board of Public Accountancy.

There were no material changes to the Company’s employment agreement with Mr. Daches in connection with his appointment as President of the Company. A copy of the Company’s employment agreement with Mr. Daches is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on January 25, 2017.

Item 9.01	Financial Statements & Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Joseph Daches dated as of January 23, 2017 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 25, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2018                    LILIS ENERGY, INC.

By: /s/ Joseph C. Daches
Joseph C. Daches
President, Chief Financial Officer and Treasurer